                                                                    EXHIBIT 3.28

                                    BY-LAW #3

                     A BY-LAW TO PROVIDE FOR THE PURCHASE OF
                   THE ASSETS AND UNDERTAKING OF THE GOODYEAR
                    TIRE & RUBBER COMPANY OF CANADA, LIMITED.

      BE IT ENACTED, and it is hereby enacted as a By-Law of this Company that this Company do purchase from The Goodyear Tire & Rubber Company of Canada, Limited, herein referred to as the Present Company, and C. H. Carlisle and R. C. Berkinshaw, the Liquidators thereof, the assets and undertaking of that Company for the consideration and upon the terms and conditions set out in the agreement dated the thirtieth day of March, 1927, made between the Present Company and the said Liquidators thereof and H. H. Barry on behalf of this Company, a duplicate original of which said agreement is identified by the initials of the Chairman of this meeting, and that the proper Officers of this Company be and they are hereby directed and authorized to enter into an agreement in such form as may be approved by the President and Secretary of this Company, such approval to be evidenced by their executing the same as such Officers, with the Present Company and the Liquidators thereof adopting the said agreement dated the thirtieth day of March, 1927, or substantially embodying the terms and provisions thereof, and to affix thereto the corporate seal of the Company, to deliver such agreement and to carry the same into effect, and that shares of the Capital Stock of this Company be allotted upon the direction of the said Liquidators to the Shareholders of the Present Company as provided by the said agreement dated the thirtieth day of March, 1927, forthwith after the execution by the Present Company and the Liquidators of the agreement herein provided for.

          PASSED by the Board of Directors and sealed with the Company's seal this 30th day of March, 1927.

________________________________        ___________________________________
     Chairman                                    Secretary

                                  BY-LAW NO. 6

              A By-Law authorizing the Directors to adopt a Pension Plan and to create a Pension Fund in connection therewith.

WHEREAS under the terms of its Letters Patent, this Company is empowered "to make grants to employees (or ex-employees) of the Company or its predecessors in business for the dependents or connections of such persons as the Company shall see fit, based on the length of service and efficiency, special services rendered to the Company or otherwise*.

AND WHEREAS it is now deemed expedient and in the interest of the Company that the Directors should be authorized to exercise such power through the adoption of a Pension Plan and the creation of a Pension Fund therefor.

NOW, THEREFORE, BE IT AND IT IS HEREBY ENACTED as follows --

      1. The Board of Directors shall be and it is hereby authorized to establish a Pension Plan for the benefit of employees of this Company and/or Companies affiliated with or subsidiary thereto.

      2. Such Pension Plan shall be in such form as in the opinion of the Board may be in the interests of both the Company and the said employees.

      3. The Board of Directors shall be and it is hereby authorized to set aside, from time to time for the purposes aforesaid, such sum or sums of money out of the funds of the Company, as may in its opinion be necessary to maintain such Pension Plan on a sound actuarial basis.

            PROVIDED, HOWEVER, that any Pension Plan so adopted shall always reserve to the Board of Directors, the right to repeal, amend and/or alter the same in whole or in part, if in its opinion at any time such course is required.

            AND FURTHER that this By-Law remain in full force and effect until the next Annual Meeting of the Shareholders to be held in 1929 after the end of current fiscal year.

PASSED by the Board of Directors and sealed with the Company's seal, this 24th day of July, 1929.

                                      ___________________________________
                                              Secretary

  _______________________________
            Chairman

            Approved, ratified and confirmed by the shareholders at a Meeting called for the purpose of considering the same and held on October 30th, 1929.

                                  BY-LAW NO. 8

                      A By-Law relating to the Pension Plan
                         and Pension Fund of the Company

WHEREAS by By-Law No. 8 of the Company, passed by the Board of Directors on the 24th day of July, 1929 (and subsequently confirmed by a resolution of the Shareholders of the Company at the annual and special general meeting held on the 30th day of October, 1929) the Board of Directors was authorized to establish a Pension Plan and to create a Pension Fund in connection therewith for the benefit of employees of the Company and/or companies affiliated with or subsidiary thereto, and the Board of Directors by a subsequent resolution, similarly confirmed, duly adopted such a Pension Plan and created such a Pension Fund;

AND WHEREAS pursuant to the powers reserved by the said By-Law the Board of Directors did on the 29th day of August, 1930 amend the said Plan by providing that any employee of the Company who had been or might thereafter be transferred to this Company from the employ of the Goodyear Tire & Rubber Company of Akron, Ohio, should be eligible upon retirement to all the benefits to which the said employee would have been entitled under the Pension Plan of the Akron Company in force at the time of his retirement from this Company had he remained in the employ of the Akron Company.

AND WHEREAS doubts have arisen as to whether the Plan so adopted and amended effectively provides, as was the Company's intention, for including within its scope and operation payment of pensions to officers of the Company and to any director holding in addition a separate salaried office or employment in the Company;

AND WHEREAS it is desirable that the said doubts be removed and the said Plan confirmed;

NOW, THEREFORE, BE IT ENACTED as a By-Law of the Company as follows:

      1. That the said Plan and Pension Fund so adopted and amended, be and the same is hereby readopted, ratified and confirmed, and it is hereby declared that the said Plan as so amended was intended to include and does include from time to time within its scope and operation, the payment of pensions thereunder to all officers of the Company and to any director holding in addition a separate salaried office or employment in the Company.

      2. By-Law No. 8, passed by the Board of Directors on the 24th day of July, 1929, authorizing the said Plan, the resolution of the Board of Directors passed on the same day adopting the said Plan, and the resolution passed on the 29th day of August, 1930 by the Directors, amending the same, are hereby re-enacted, adopted and confirmed and declared to be in full force and effect.

      3. The Board of Directors of the Company has and shall continue to have full power and authority respecting the conduct and management of the Pension Plan and Pension Fund as the same now or may hereafter be constituted, including, without affecting the generality of the foregoing words, full power and authority from time to time, as it shall think fit, to amend, alter, vary, except from, or otherwise change the said Plan and Fund and from time to time to set aside and pay such sum or sums of money out of the funds of the Company as in its opinion may be necessary to maintain such Plan and Fund on a sound actuarial basis.

      4. In particular, but without affecting the generality of the powers possessed by it, the Board of Directors may, if deemed necessary or desirable, by appropriate amendments revise the Pension Plan in the form in which the same now stands so as to clearly reflect and give effect to the declaration contained in paragraph 1 of this By-Law.

      5. All action heretofore taken and payments made by or under the authority of the Board of Directors in connection with the establishment and operation of the said Pension Plan and Pension Fund, are hereby approved, ratified and confirmed.

      6. This By-Law shall come into force when approved by the Shareholders of the Company in general or special meeting.

                PASSED by the Board of Directors and sealed with the Company's seal this 30th day of December, 1932.

___________________________________        ___________________________________
          Chairman                                 Secretary

            Approved, ratified and confirmed by the shareholders at a Meeting called for the purpose of considering the same and held on February 20th, 1933.

                                  BY-LAW NO. 28

                                       OF

                              GOODYEAR CANADA INC.

         A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF THE BUSINESS
                         AND AFFAIRS OF THE CORPORATION

CONTENTS

One       Interpretation

Two       Business of Corporation

Three     Borrowing and Debt Obligations

Four      Directors

Five      Committees

Six       Officers

Seven     Protection of Directors and Officers

Eight     Shares

Nine      Meetings of Shareholders

Ten       Notices

Eleven    Effective Date

       BE IT ENACTED a by-law of the Corporation as follows:

SECTION ONE
INTERPRETATION

1.01 DEFINITIONS. In this by-law and all other by-laws and special resolutions of the Corporation, unless the context otherwise requires:

      "Act" means the Business Corporations Act, 1982 (Ontario), and any Act that may be substituted therefor, as from time to time amended;

      "articles" means the letters patent constituting the Corporation as from time to time amended, supplemented or restated;

      "board" means the board of directors of the Corporation;

      "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

      "Corporation" means the corporation constituted by letters patent dated March 30, 1927 under a predecessor of the Act, and named The Goodyear Tire & Rubber Company of Canada, Limited;

      "meeting of shareholders" includes an annual or special meeting of shareholders and includes a meeting of the holders of any class or series of shares;

      "recorded address" means, in the case of a shareholder, his address as recorded in the register of shareholders and, in the case of a director, officer, auditor or member of a committee of the board, his address as recorded in the records of the Corporation;

      "signing officer" means, in relation to any instrument, any officer of the Corporation authorized to sign the same on behalf of the Corporation by Section
2.04 of this by-law or by a resolution passed pursuant thereto;

      save as aforesaid, the words and expressions defined in the Act have the same meanings when used herein; and

      words importing the singular number include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01 REGISTERED OFFICE. The board may from time to time by resolution fix the location of the registered office of the Corporation in the municipality or geographic township within Ontario where the articles provide that the registered office is to be located.

2.02 CORPORATE SEAL. Until changed by resolution of the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03 FINANCIAL YEAR. Until changed by resolution of the board, the financial year of the Corporation shall end on the last day of December in each year.

2.04 EXECUTION OF INSTRUMENTS. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by the chairman of the board, the president, a vice-president, the general manager or the treasurer and in addition thereto by the secretary, the comptroller, an assistant secretary, an assistant comptroller or an assistant treasurer. Any signing officer may affix the corporate seal thereto. In addition, the board may from time to time direct by resolution the manner in which and the officer or officers by whom any particular instrument or class of instruments may or shall be signed on behalf of the Corporation and may from time to time appoint any other person or persons by whom any particular instrument or class of instruments may be signed on behalf of the Corporation.

Subject to the provisions of Section 8.06, the board may from time to time provide with respect to any particular instrument or class of instruments that the signature or signatures of any signing officer or officers and/or of any person or persons appointed as aforesaid by resolution of the board may be printed, engraved, lithographed or otherwise mechanically reproduced upon all such instruments or classes of instruments of the Corporation, and all such instruments or classes of instruments on which the signature or signatures of any of the foregoing signing officers or persons shall be so reproduced shall be deemed to have been manually signed by such signing officers or persons whose signatures are so reproduced and shall be as valid as if they had been signed manually and notwithstanding that the signing officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such instruments or classes of instruments.

2.05 BANKING ARRANGEMENTS. The banking business of the Corporation shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE. In the manner set out in Section
2.04 the signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 WITHHOLDING INFORMATION FROM SHAREHOLDERS. No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by resolution of the Board.

SECTION THREE
BORROWING AND DEBT OBLIGATIONS

3.01 BORROWING POWER. The board may from time to time, in such amounts and on such terms as it deems expedient:

      (a)   borrow money upon the credit of the Corporation;

      (b)   issue, reissue, sell or pledge debt obligations of the Corporation;

      (c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.02 DELEGATION. The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by Section 3.01 to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR
DIRECTORS

4.01 QUORUM OF DIRECTORS. Until changed in accordance with the Act, the quorum at any meeting of directors shall be two-fifths of the number of directors.

4.02 ELECTION AND TERM. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election may be by a show of hands or by a resolution of the shareholders unless a ballot is required or demanded. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. Provided, however, that if at any time and from time to time in the aggregate six quarterly dividends on the Cumulative Redeemable Sinking Fund Preferred shares of the capital stock of the Corporation, whether for consecutive quarterly periods or otherwise, are accrued and unpaid, the holders of the said Preferred shares voting as a class shall have the right to elect two members of the board, and such rights shall continue until all arrears of dividends on the said Preferred shares shall have been paid, whereupon the right to elect the complete board will revert to the holders of the Common shares of the Corporation.

4.03 REMOVAL OF DIRECTORS. The shareholders, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, may remove any director before the expiration of his term of office and may elect any qualified person in his stead for the remainder of his term. Provided, however, that a director elected by the holders of the

Cumulative Redeemable Sinking Fund Preferred shares, voting as a class, shall not be so removed except by resolution of the holders of such Preferred shares, voting as a class, so long as the holders of the said Preferred shares, voting as a class have the right to elect two members of the board.

4.04 VACATION OF OFFICE. The office of a director shall be vacated upon the occurrence of any of the following events: (a) if a receiving order is made against him or if he makes an assignment under the Bankruptcy Act; (b) if an order is made declaring him to be of unsound mind; (c) if he shall be removed from office by resolution of the shareholders as provided in Section 4.03; or
(d) if by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, shall become effective in accordance with the terms of such written notice.

4.05 VACANCIES. A quorum of directors may fill a vacancy among the directors, except a vacancy resulting from a failure to elect the number of directors required to be elected at a meeting of shareholders or a vacancy formerly filled by a director elected by the holders of the Cumulative Redeemable Sinking Fund Preferred shares. Where there is not a quorum of directors, or if there has been a failure to elect the required number of directors at a meeting of shareholders, the directors shall forthwith call a meeting of shareholders to fill the vacancy, and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. The directors may, between meetings of shareholders, appoint additional directors provided that the total number of directors shall not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

4.06 ACTION BY THE BOARD. The board shall manage or supervise the management of the business and affairs of the Corporation. The powers of the board may be exercised by a meeting at which a quorum of directors is present and at which a majority of the directors present or approving are resident Canadians, or by resolution signed by all the directors entitled to vote thereon, if constituting a quorum. Where there is a vacancy or vacancies on the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.07 PLACE OF MEETINGS. Subject to the provisions of the Act, meetings of the board and of any committee thereof may be held at the registered office of the Corporation or any other place within or outside of Ontario and in any financial year of the Company it shall not be necessary for a majority of the meetings of the board or any committee thereof to be held at a place within Canada.

4.08 CALLING OF MEETINGS. (a) Directors' meetings may be held from time to time without formal notice if all the directors are present thereat or if those absent waive notice of such meeting, or signify their assent thereto in any manner and at any time. (b) A directors' meeting may be formally called by the president. Notice of such meeting shall be given to each director not less than 48 hours before the meeting is to take place. A notice calling a meeting of directors need not specify the purpose of the meeting. (c) It shall be the duty of the president to call a meeting of the directors whenever required in writing by three directors so to do, and should the president not act on such requisition or fail to call such meeting within one week from the receipt by him of such requisition, or should he be in any way incapacitated from so doing, any three directors may call a meeting. Notice of such meeting shall be given to each director not less than 96 hours before the meeting is to take place.

4.09 FIRST MEETING OF NEW BOARD. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.10 CHAIRMAN. The chairman of the board, if such an officer has been elected and is present, otherwise the president, shall be chairman of any meeting of the board. If neither of them is present, the directors present shall choose one of their number to be chairman.

4.11 VOTES TO GOVERN. Questions arising at any meeting of directors shall be decided by a majority of votes and in case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

4.12 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.13 INTEREST OF DIRECTORS IN CONTRACTS. No director shall be disqualified from contracting with the Corporation by reason of his being a director.

4.14 DECLARATION OF INTEREST. A director or officer who,

      (a) is a party to a material contract or transaction or proposed material contract or transaction with the Corporation; or

      (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall declare such interest to the extent and in the manner and at the time required by the applicable provisions of the Act, and shall refrain from voting where required under the Act.

SECTION FIVE
COMMITTEES

5.01 EXECUTIVE COMMITTEE. The board may elect from among its number an executive committee to be composed of not fewer than 3 directors, which committee may exercise all powers of the board, subject to any restrictions imposed from time to time by the board or pursuant to the Act.

5.02 OTHER COMMITTEES. The board may from time to time appoint such other committee or committees consisting of members or non-members of the board, as it may see fit, to perform such functions as the board may determine.

5.03 PROCEDURE. Unless otherwise ordered by the board, each committee shall have the power to fix its quorum, to elect its chairman and to regulate its procedure. A majority of the members of any committee of board members shall be resident Canadians.

SECTION SIX
OFFICERS

6.01 ELECTION OR APPOINTMENT. From time to time the board shall elect a president and elect or appoint a secretary, and may elect or appoint one or more vice-presidents (to which title may be added words indicating seniority or function), a general manager, a treasurer, a comptroller and such other officers as the board may determine, including one or more assistants to any of the officers so elected or appointed.

6.02 CHAIRMAN OF THE BOARD. From time to time the Board may also elect a chairman of the board who shall be a director. If so elected, the chairman of the board shall, if present, preside at all meetings of the board and, in the absence of the president, at all meetings of shareholders. In addition, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the president, and he shall have such other powers and duties as the board may prescribe. During the absence or disability of the chairman of the board, the president shall assume all his powers and duties.

6.03 PRESIDENT. The president shall be the chief executive officer of the Corporation, and subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation. Except when the board has elected or appointed a general manager, the president shall also have the powers and be charged with the duties of that office.

6.04 VICE-PRESIDENT. During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board or the president. A vice-president shall have such other powers and duties as the board or the president may prescribe.

6.05 GENERAL MANAGER. If elected or appointed, the general manager shall have, subject to the authority of the board and the supervision of the president, general supervision of the business and affairs of the Corporation and the power to appoint and remove any and all employees and agents of the Corporation not elected or appointed by the board and to settle the terms of their employment and remuneration, provided however that every employment contract for a period of more than one year shall be effective only upon being approved by the board; and he shall have such other duties as the board or the president may prescribe. If and so long as the general manager is a director, he may but need not be known as the managing director.

6.06 SECRETARY. The secretary shall attend and be the secretary of all meetings of the board, shareholders and except as the Board may otherwise provide, committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board; he shall be custodian of the device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation except when some other officer or agent has been appointed for that purpose; and he shall have such other duties as the board or the president may prescribe.

6.07 TREASURER. The treasurer under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer; and he shall have such other duties as the board or the president may prescribe.

6.08 COMPTROLLER. The comptroller shall keep proper accounting records of all financial and other transactions of the Corporation; he shall exercise a general check upon the disbursements of the funds of the Corporation; he shall have general charge and superintend in the preparation of financial reports and shall exercise such other powers and duties as are usually exercised by a comptroller and as he may be called upon to exercise by the board.

6.09 DUTIES OF OTHER OFFICERS. The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the board or the president may prescribe. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president otherwise directs.

6.10 TERM OF OFFICE. The board may remove at its pleasure any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Any officer may by notice in writing to the board resign his office and such resignation, if not effective immediately, becomes effective in accordance with its terms. Otherwise each officer elected or appointed by the board shall hold office until his successor is elected or appointed;

6.11 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and the remuneration of officers elected or appointed by the board shall be fixed from time to time by the board or by such committee or committees as the board may appoint for that purpose.

SECTION SEVEN
PROTECTION OF DIRECTORS AND OFFICERS

7.01 LIMITATION OF LIABILITY. No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom any of the moneys, securities or effects of the Corporation shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto provided he acted honestly and in good faith with a view to the best interests of the Corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.02 INDEMNITY. Subject to the limitations contained in the Act, every director and every officer of the Corporation, every former director and former officer of the Corporation, and every other person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and such director's, officer's or other person's heirs, executors, administrators and other legal personal representatives shall from time to time be indemnified and saved harmless by the Corporation from and against:

      (a) any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that he sustains or incurs in respect of any civil, criminal or administrative action, suit or proceeding that is proposed or commenced against him by reason of his being or having been a director or officer of the Corporation or such other body corporate; and

      (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

7.03 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons referred to in Section 7.02 as the board may from time to time determine.

SECTION EIGHT
SHARES

8.01 ISSUE OF SHARES. The board may from time to time issue or grant options to purchase the whole or any part of the unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such manner and to such persons or class of persons as the Board shall by resolution determine, provided that no share shall be issued until it is fully paid in money or in property or past services.

8.02 COMMISSIONS AND DISCOUNTS. The board may from time to time authorize the payment of commissions or the allowance of discounts to persons In consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares in the Corporation, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for such shares.

8.03 TRANSFER AGENTS AND REGISTRARS. The board may from time to time by resolution appoint a registrar to keep the register of security holders and a transfer agent to keep the register of transfers and may also appoint one or more branch registrars to keep branch registers of security holders and one or more branch transfer agents to keep branch registers of transfers but one person may be appointed both registrar and transfer agent.

8.04 REGISTRATION OF TRANSFER. Subject to the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except upon surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such

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assurance or evidence of signature, identification and authority to transfer as the Corporation may from time to time require, and upon payment of all applicable taxes.

8.05 NON-RECOGNITION OF TRUSTS. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

8.06 SHARE CERTIFICATES. Every holder of one or more fully paid shares of the Corporation shall be entitled, without payment, to a share certificate stating the number and class or series of shares held by him as shown by the register, and stating that such shares are fully paid. Share certificates shall be in-such form as the board shall from time to time approve. They shall be signed in accordance with Section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise orders, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

8.07 REPLACEMENT OF SHARE CERTIFICATES. The board or any officer or agent designated by the board may, in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.08 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09 DECEASED SHAREHOLDERS. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

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SECTION NINE
MEETINGS OF SHAREHOLDERS

9.01 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time and on such day in each year as the board, the chairman of the board or the president may from time to time determine.

9.02 SPECIAL MEETINGS. The board, the chairman of the board or the president shall have power to call a special meeting of shareholders at any time.

9.03 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or, if the board shall so determine, at some other place in or outside Ontario.

9.04 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders shall be given not less than 21 nor more than 50 days before the date of the meeting to each shareholder who at the close of business on the record date for notice is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting. The directors and the auditors of the Corporation are entitled to receive all notices and other communications relating to any meeting of shareholders that any shareholder is entitled to receive.

9.05 RECORD DATE FOR NOTICE AND FINANCIAL STATEMENTS. The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as the record date for the determination of the shareholders entitled to notice of the meeting, and if applicable, to receive the financial statements of the Corporation. If no such record date for notice is fixed by the board, the record date for notice and for giving or sending of the financial statements shall be the close of business on the day next preceding the day on which the notice or the financial statements is given or sent.

9.06 MEETINGS WITHOUT NOTICE. A meeting of shareholders may be held at any time and at any place permitted by the Act or the articles or the by-laws without notice to all shareholders entitled thereto or on shorter notice than that provided for herein and proceedings thereat shall not thereby be invalidated (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not so present or represented by proxy have waived notice of the meeting in any manner and at any time and (b) if the auditors or other persons entitled to attend the meeting are present or have waived notice of the meeting in any manner and at any time.

9.07 CHAIRMAN, SECRETARY AND SCRUTINEERS. The president, or in his absence, the chairman of the board, if such an officer has been elected or appointed and is present, otherwise a vice-president who is a shareholder of the Corporation or a proxyholder shall be chairman of any meeting of shareholders. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some

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person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.08 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.09 QUORUM. Five shareholders or duly appointed proxyholders personally present shall constitute a quorum for a meeting of shareholders for the choice of a chairman and adjournment of the meeting. For all other purposes the quorum of a meeting of the shareholders shall be the shareholders or duly appointed proxyholders personally present not being less than five in number, and holding or representing by proxy, not less than twenty-five percent of the issued shares of the Corporation of the class or classes respectively enjoying voting rights at such meeting. Notwithstanding the foregoing, if the articles of the Corporation provide for a quorum in respect of a meeting of any class or series of shares, such provisions in the articles shall govern.

9.10 RIGHT TO VOTE. Subject to the Act, at any meeting of shareholders a person named in the list of shareholders entitled to receive notice of the meeting, prepared in accordance with the Act, is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that

      (a) the person has transferred any of his shares after the record date for the determination of the shareholders entitled to receive notice of the meeting determined under Section 9.05; and

      (b)   the transferee of those shares,

            (1)   produces properly endorsed share certificates, or

            (2)   otherwise establishes that he owns the shares,

      and demands not later than ten days before the meeting or such shorter period of time as the board may from time to time prescribe, that his name be included in the list before the meeting,

in which case the transferee may vote his shares at the meeting.

9.11 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder or one or more alternate proxyholders who need not be shareholders, as his nominee to attend and act for him at the meeting in the manner, to the extent and with the power conferred by the instrument appointing him. An instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorized in writing, or in the case the shareholder is a corporation, by an officer or attorney thereof duly authorized and may, subject to the requirements of the Act, be in such form as the directors may from time to time prescribe or in such form as the chairman of the meeting may accept as sufficient. A proxy ceases to be valid one year from its date.

9.12 TIME FOR DEPOSIT OF PROXIES. The board may by resolution fix in advance a time, preceding the time, of any meeting or adjourned meeting of shareholders by not more than 48 hours, excluding non-business days, before which time instruments appointing proxies must be deposited. An instrument appointing a proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chairman of the meeting prior to the time of voting.

9.13 JOINT SHAREHOLDERS. If shares are held jointly by two or more persons any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote thereon; but if more than one of them shall be present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

9.14 VOTING AT MEETINGS. On a show of hands every shareholder or duly appointed proxyholder present in person shall have a vote and upon a ballot every shareholder or duly appointed proxyholder present in person shall have one vote for every share held or represented by him. A ballot may be demanded by any shareholder or duly appointed proxyholder or ordered by the chairman. In all other respects, voting shall be governed by the provisions of the Act.

9.15 ADJOURNMENT. The chairman at a meeting of shareholders may, with consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION TEN
NOTICES

10.01 METHOD OF GIVING NOTICES. Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid air or ordinary mail, or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or at the recorded address as aforesaid; a notice so mailed shall be deemed to have been received on the fifth day after mailing; and a notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer,

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auditor, or member of a committee of the board in accordance with any information believed by him to be reliable.

10.02 NOTICE TO JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, notice to one of such persons shall be sufficient notice to all of them.

10.03 COMPUTATION OF TIME. In computing the period of days when notice must be given under any provisions of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the period shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

10.04 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly given to a person from whom he derives his title to such share prior to his name and address being entered on the register of shareholders, whether such notice was given before or after the happening of the event upon which he became so entitled.

10.06 WAIVER OF NOTICE. Any shareholder or his duly appointed proxyholder, director, auditor or member of a committee of the board may waive any notice required to be given to him under any provision of the Act, the articles, the by-laws or otherwise and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

SECTION ELEVEN
EFFECTIVE DATE AND REPEAL

11.01 EFFECTIVE DATE. This by-law comes into force on the date hereof, subject to confirmation by the shareholders in accordance with the Act.

11.02 REPEAL. All by-laws of the Corporation except By-Laws No. 3, 6, 7, 8, 9, 10 and 14 are repealed from and after confirmation of this by-law by the shareholders as aforesaid. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions with continuing effect of the board, shareholders or committees of the board passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

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PASSED BY THE BOARD THE 8TH DAY OF FEBRUARY, 1984.